UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2005

BearingPoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1676 International Drive

McLean, VA 22102

(Address of principal executive offices)

Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Trigger Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As anticipated in its November 7, 2005 Form 8-K, the Company received on November 21, 2005 a purported notice of acceleration from a law firm claiming to represent certain holders of one of its series of debentures. The Company has rejected this notice of acceleration as being invalid and without merit in its view.

As previously discussed in its September 16, 2005 Form 8-K, the Company received on September 9, 2005 a purported notice of default from a law firm that claimed to represent certain entities which, in the aggregate, hold more than 25% of the Company’s 2.75% Series B Convertible Subordinated Debentures due 2024 (the “Series B Debentures”). Also as previously discussed in the Company’s September 16, 2005 Form 8-K, the Company received on September 14, 2005 a purported notice of default from a different law firm that claimed to represent certain entities which, in the aggregate, hold more than 25% of the Company’s 2.50% Series A Convertible Subordinated Debentures due 2024 (the “Series A Debentures,” and, together with the Series B Debentures, the “December Debentures”). As previously disclosed, both law firms asserted that, as a result of the Company’s failure to timely file with the SEC its 2004 Annual Report on Form 10-K and its Quarterly Reports on Forms 10-Q for the first and second quarters of 2005, the Company is in default under the Indenture dated as of December 22, 2004, between the Company, as issuer, and The Bank of New York, as Trustee (the “December Indenture”), relating to the December Debentures. The notices of default demanded that the Company cure the purported default within sixty (60) days from the receipt of the notices of default.

The Company has received no other notices of default with regard to the December Debentures, the 5.00% Convertible Senior Subordinated Debentures due 2025 issued in April 2005 (the “April Debentures”), or the 0.50% Convertible Senior Subordinated Debentures due 2010 issued in July 2005 (the “July Debentures”).

As discussed above, on November 21, 2005, the Company received the purported notice of acceleration from a firm that claimed to represent certain entities which, in the aggregate, hold more than 25% of the Company’s Series B Debentures. The law firm asserted that the Company had not cured the above-mentioned default within sixty (60) days from the receipt of the notice of default, and, as a result, declared that all unpaid principal and accrued interest on the outstanding Series B Debentures is immediately due and payable.

For the reasons previously discussed in Exhibit 99.8 to the Company’s November 7, 2005 Form 8-K, the Company continues to believe that it has fully performed its obligations under the December Indenture because the indenture provision referenced in the notice of default and the notice of acceleration specifically requires that the Company ensure delivery of copies of its annual and quarterly reports to the Trustee within 15 calendar days after they are filed with the SEC and, unlike indentures of some other public companies, does not require the Company to file those reports with the SEC within the deadlines set forth in the SEC’s rules and regulations. The Company will furnish to the Trustee for the December Debentures copies of its 2004 Annual Report on Form 10-K and its Quarterly Reports on Forms 10-Q for the first and second quarters of 2005 within 15 days after it files such reports with the SEC. The Company continues to believe that such action will satisfy fully the December Indenture provision in question.

As previously discussed in Exhibit 99.8 to the November 7, 2005 Form 8-K, the Company believes that the purported notices of default (and the purported notice of acceleration) did not comply with the requirements for delivery of such notices under the terms of the December Indenture, which requires notice to be delivered by (1) the Trustee to the Company or (2) the record holders of at least 25% in aggregate principal amount of securities in question. Consequently, this notice of acceleration and any other similar notice of acceleration that may be received in the future are equally invalid and without merit in the Company’s view.

As previously discussed in the Company’s September 16, 2005 Form 8-K and press release dated November 7, 2005, if an event of default actually were to occur as to one of the series of the December Debentures, the Trustee or certain holders may declare all unpaid principal and accrued interest on such series of the December Debentures then outstanding to be immediately due and payable. A valid acceleration of one of the series of the December Debentures may become an event of default in respect of the other series of the December Debentures and the April and July Debentures and could lead to an acceleration of the unpaid principal and accrued interest on the other series of the December Debentures and the April and July Debentures.

Also as previously discussed in the Company’s September 16, 2005 Form 8-K, a failure by the Company to perform or observe any covenant under the above-mentioned December Indenture which would entitle certain holders or the Trustee to accelerate a series of the December Debentures also would constitute an event of default under the Company’s senior credit facility and could lead to an acceleration of the unpaid principal and accrued interest under this facility. If any acceleration of the unpaid principal and accrued interest under the senior credit facility exceeds $18 million, such acceleration may become an event of default in respect of the other series of the December Debentures and the April and July Debentures and could lead to an acceleration of the unpaid principal and accrued interest on the above-mentioned debentures. In such event, the Company will not be permitted to make payments to the debenture holders until the unpaid principal and accrued interest under the Company’s senior credit facility has been fully paid. If the Company’s borrowings under the senior credit facility or the December, April or July Debentures were to be accelerated, there would be a material and adverse effect on the Company’s financial condition and business.

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Forward-Looking Statements

Some of the statements in this Form 8-K constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, estimates and projections. Words such as “will,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. The forward-looking statements in this Form 8-K include, without limitation, statements about claimed defaults with respect to the Company’s Series A and Series B Debentures and potential consequences. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements, including an adverse court determination, changes in law, rules or regulations and other actions of parties adverse to the Company in regard to its rights under its outstanding debt obligations. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2005	BearingPoint, Inc.

	By:	/s/ Judy Ethell
	Name:	Judy Ethell
	Title:	Executive Vice President and Chief Accounting Officer

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